Exhibit 10.12

                AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
                                 (Hurwitz)


     This AMENDMENT to EXECUTIVE EMPLOYMENT AGREEMENT ("Amendment") is made as of the 10th day of January, 1997 by and between US WATS, INC., a New York corporation (the "Company") having an address at 111 Presidential Boulevard, Suite 114, Bala Cynwyd, PA 19004 and DAVID B. HURWITZ ("Executive") having an address at 48 Dalton Way, Holland, Pennsylvania 18966.

                                BACKGROUND

     Reference is made to the Executive Employment Agreement between the Company and Executive dated December 16, 1996 (the "Original Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning provided for in the Original Agreement. Reference is also made to the Amended and Restated Stock Option Agreement dated as of January 10, 1997 and the Non-Qualified Stock Option Agreement dated as of January 10, 1997 (together, the "Stock Option Agreement") pursuant to which Executive was granted certain stock options in respect of shares of the Company's capital stock. The parties hereto wish to amend the Original Agreement to eliminate the reference to performance vesting and certain references to the "Plan" in Section 6 of the Original Agreement.

     NOW WHEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 6 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

          6. Stock Option Grant. Contemporaneously with the execution hereof, the Company is granting to the Executive two (2) five (5) year options to purchase an aggregate of up to 700,000 shares of Common Stock of the Company. The options shall be granted pursuant to two (2) separate Option Agreements, one of which shall cover an aggregate of 400,000 shares of Common Stock (the "First Option''), and the second one of which shall cover 300,000 shares of Common Stock (the "Second Option"). Under the First Option, 200,000 shares shall be immediately vested, and 100,000 shares shall be vested on each successive anniversary of the date of grant. Under the Second Option, an aggregate of up to 300,000 shares of Common Stock shall vest in 75,000 share increments on each successive anniversary of the date of grant.

     2. All of the terms, conditions, provisions and covenants in the Original Agreement, the Stock Option Agreement, and all other documents delivered in connection with any of the foregoing documents shall remain unaltered and in full force and effect except as modified by this Amendment. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Company and the Executive and their respective heirs, devisees, successors and assigns. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

Attest                                  US WATS, INC.


By: _________________________________   By: ____________________________
    Ward Schultz, Assistant Secretary       Kevin M. O'Hare, President


                                            ______________________________
                                            David B. Hurwitz, individually